Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-127476, 333-127475, 333-110809, 333-63008, 333-38488, 333-38464, 333-53455, 333-29707, 333-03863, 333-03861, 333-03857, 333-03855) of Gensym Corporation of our report dated March 26, 2004 relating to the financial statements for the year ended December 31, 2003, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Boston, Massachusetts

March 24, 2006